UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PPL Energy Supply, LLC

(Exact name of registrant as specified in its charter)

Delaware	23-3074920

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Ninth Street, Allentown, Pennsylvania	18101-1179

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

7% Senior Notes due 2046	New York Stock Exchange, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132574-01 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     For a description of the 7% Senior Notes due 2046, of PPL Energy Supply, LLC (the “REGISTRANT”) to be registered hereunder (the “NOTES”), reference is made to the information set forth under the caption “Description of the Notes” in the Prospectus Supplement dated July 13, 2006 (the “PROSPECTUS SUPPLEMENT”) to the Prospectus (the “BASE PROSPECTUS”, and together with the Prospectus Supplement, the “PROSPECTUS”) that constitutes a part of the Registrant’s registration statement on Form S-3 originally filed on March 20, 2006 (the “REGISTRATION STATEMENT”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-132574-01), which information is incorporated by reference herein.

Item 2.	Exhibits.
     The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description
3.1	Certificate of Formation of PPL Energy Supply, LLC (Exhibit 3.1 to PPL Energy Supply, LLC Form S-4 (Registration Statement No. 333-74794)).

3.2	Limited Liability Company Agreement of PPL Energy Supply, LLC, dated March 20, 2001 (Exhibit 3.2 to PPL Energy Supply, LLC Form S-4 (Registration Statement No. 333-74794)).

4.1
Indenture, dated as of October 1, 2001, by PPL Energy Supply, LLC and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (Exhibit 4.1 to PPL Energy Supply, LLC Form S-4 (Registration Statement No. 333-74794)).

4.2	Supplemental Indenture No. 1, dated as of October 1, 2001, to said Indenture (Exhibit 4.2 to PPL Energy Supply, LLC Form S-4 (Registration Statement No. 333-74794)).

4.3	Supplemental Indenture No. 2, dated as of August 15, 2004, to said Indenture (Exhibit 4(h)-4 to PPL Energy Supply, LLC Form 10-K Report (File No. 333-74794) for the year ended December 31, 2004).

4.4	Supplemental Indenture No. 3, dated as of October 1, 2005, to said Indenture (Exhibit 4(a) to PPL Energy Supply, LLC Form 8-K Report (File No. 333-74794) dated October 28, 2005).

4.5	Supplemental Indenture No. 4, dated as of May 1, 2006, to said Indenture.*

4.6	Form of Supplemental Indenture to said Indenture, establishing the Notes.*

4.7	Form of Officer’s Certificate establishing the form and certain terms of the Notes.*

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PPL ENERGY SUPPLY, LLC
By:	/s/ James E. Abel
	Name:	James E. Abel
	Title:	Treasurer

Date: July 13, 2006